UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2023

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.001 per share	AKR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

The audit committee (the “Audit Committee”) of the Board of Trustees (the “Board”) of Acadia Realty Trust (the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Several independent accounting firms were invited to participate in this process, including BDO USA, P.A. (“BDO”), which had been previously engaged as the Company’s independent registered public accounting firm.

As a result of this competitive process, the decision to change the Company’s independent registered public accounting firm and, accordingly, to dismiss BDO, was approved by the Audit Committee on July 13, 2023, and BDO was dismissed effective as of July 13, 2023.

BDO’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. BDO’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting related to the restatement of the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 due to an error in accounting treatment at the time of the Company’s formation related to the improper consolidation of two investments that are less-than-wholly-owned through the Company's opportunity funds as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022, but such reports were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years (fiscal years ended December 31, 2022 and December 31, 2021) and the subsequent interim period through July 13, 2023, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its reports covering the Company’s consolidated financial statements for such periods and (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish a letter addressed to the SEC stating whether it agrees with the above disclosures and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the SEC, dated July 14, 2023, which confirms agreement with the above disclosures, is filed as Exhibit 16.1 hereto.

Appointment of New Independent Registered Public Accounting Firm

On July 13, 2023, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023, effective concurrent with the dismissal of BDO. During the Company’s two most recent fiscal years (fiscal years ended December 31, 2022 and December 31, 2021) and the subsequent interim period through July 13, 2023, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of BDO USA, P.A., dated as of July 14, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
Dated:	(Registrant)

	By:	/s/ John Gottfried
	Name:	John Gottfried
July 14, 2023	Title:	Executive Vice President and Chief Financial Officer